Exhibit 99.1

For Immediate Release

Contact: Jane M. Forbes

770-829-8234 Voice

770-829-8267 Fax

investor.relations@globalpay.com

Global Payments Reports Second Quarter Earnings

ATLANTA, December 22, 2004 — Global Payments Inc. (NYSE: GPN) today announced results for the second quarter ended November 30, 2004. For the second quarter, revenue grew 27 percent to $188.5 million compared to $148.4 million in the prior year. This includes $31.2 million in revenue recorded in the current quarter from the company’s DolEx and MUZO acquisitions, which were completed during fiscal 2004. The company had previously recorded $3.8 million in revenue in the prior year quarter from the DolEx acquisition, which annualized on November 12, 2004. Net income grew 59 percent to $23.6 million compared to $14.9 million in the prior year quarter, and diluted earnings per share grew 55 percent to $0.59 compared to $0.38 in the prior year quarter. Excluding a prior year restructuring charge of $3.1 million, net income grew 40 percent from $16.8 million last year, and diluted earnings per share grew 37 percent from $0.43 last year.

For the six months ending November 30, 2004, revenue grew 34 percent to $381.1 million compared to $284.9 million in the prior year period. Net income grew 56 percent to $47.8 million from $30.7 million in the prior period, and diluted earnings per share grew 51 percent to $1.21 from $0.80 in the prior year period. Excluding prior year restructuring charges of $4.7 million, net income grew 42 percent from $33.6 million last year, and diluted earnings per share grew 39 percent from $0.87 last year.

Comments and Outlook

Chairman, President and CEO, Paul R. Garcia, stated, “We are pleased to report another quarter of strong financial results driven by the impact of our DolEx and MUZO acquisitions and continued momentum in our core domestic direct channel. We also continue to gain operating leverage through greater economies of scale and the benefit from last year’s consolidation of certain operating functions. Further, we are delighted to add Europhil to the Global Payments’ family and look forward to expanding the presence of our consumer-to-consumer money transfer offering into Europe. Based on our financial results and the expected impact of our Europhil acquisition, we are raising our fiscal 2005 annual revenue guidance to a range of $758 million

—More—

GPN Reports Second Quarter Fiscal 2005 Earnings

December 22, 2004

to $768 million versus $629 million in fiscal 2004, a growth of 21 percent to 22 percent. Also based on our financial results and our higher than expected operating margins, we are raising our fiscal 2005 annual diluted earnings per share guidance to a range of $2.24 to $2.30 for growth of 28 percent to 31 percent versus diluted earnings per share of $1.75 in fiscal 2004, excluding restructuring and other items ($1.60 in fiscal 2004 on a GAAP basis).” 1

Conference Call

Global Payments will hold a conference call on December 23, 2004 at 10:30 a.m. EST to discuss financial results, business highlights, and the Europhil transaction. The conference call may be accessed by calling 1-888-790-1641 (U.S.) or 1-210-234-8000 (internationally) and using a pass code of “GPN” for both numbers, or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through January 12, 2005.

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America and Europe. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, check verification and recovery, terminal management and money transfer services. For more information about the company and its services, visit www.globalpaymentsinc.com.

1 The fiscal 2004 diluted earnings per share of $1.60 on a GAAP basis reflects restructuring and other items of $5.7 million, net of tax, or $0.15 diluted earnings per share.

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This announcement and comments made by Global Payments’ management during the conference call may contain forward-looking statements pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, continued certification by credit card associations, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings, including the most recently filed Form 10-Q or Form 10K, as applicable. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended November 30,
	2004	2003
Revenues	$188,549	$148,447

Operating expenses:
Cost of service	79,350	67,274
Sales, general and administrative	68,421	51,947
Restructuring and other	—	3,123

	147,771	122,344

Operating income	40,778	26,103

Other income (expense):
Interest and other income	397	429
Interest and other expense	(1,835)	(1,059)
Minority interest	(1,915)	(1,716)

	(3,353)	(2,346)

Income before income taxes	37,425	23,757
Provision for income taxes	13,847	8,885

Net income	$23,578	$14,872

Earnings per share:
Basic	$0.61	$0.40

Diluted	$0.59	$0.38

Weighted average shares outstanding:
Basic	38,481	37,466
Diluted	39,801	38,861

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Six Months Ended November 30,
	2004	2003
Revenues	$381,140	$284,911

Operating expenses:
Cost of service	159,790	129,436
Sales, general and administrative	138,958	97,488
Restructuring and other	—	4,703

	298,748	231,627

Operating income	82,392	53,284

Other income (expense):
Interest and other income	716	753
Interest and other expense	(3,477)	(1,635)
Minority interest	(3,796)	(3,366)

	(6,557)	(4,248)

Income before income taxes	75,835	49,036
Provision for income taxes	28,059	18,339

Net income	$47,776	$30,697

Earnings per share:
Basic	$1.25	$0.82

Diluted	$1.21	$0.80

Weighted average shares outstanding:
Basic	38,321	37,304
Diluted	39,552	38,585

CONSOLIDATED CONDENSED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	November 30, 2004	May 31, 2004
	(Unaudited)
Assets
Cash and cash equivalents	$31,267	$34,472
Accounts receivable, net	53,423	47,414
Claims receivable, net	791	761
Settlement processing receivable, net	103,978	95,233
Other current assets	27,449	25,324

Current assets	216,908	203,204
Property and equipment, net	99,147	97,482
Goodwill	359,354	342,012
Intangible assets, net	184,415	182,658
Other assets	6,127	7,539

Total assets	$865,951	$832,895

Liabilities & Shareholders’ Equity
Line of credit	$105,000	$122,000
Line of credit with related party	56,140	83,109
Notes payable-current portion	2,574	3,409
Accounts payable and other accrued liabilities	84,478	79,773
Obligations under capital leases	1,251	1,190

Current liabilities	249,443	289,481
Notes payable	—	7,477
Obligations under capital leases	1,420	2,061
Other accrued liabilities	71,883	61,324

Total liabilities	322,746	360,343

Minority interest in equity of subsidiaries	17,139	23,130
Shareholders’ equity	526,066	449,422

Total liabilities & shareholders’ equity	$865,951	$832,895

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Six months ended November 30,
	2004	2003
Cash flows from operating activities:
Net income	$47,776	$30,697
Non-cash items
Depreciation and amortization	22,044	15,521
Minority interest in earnings	3,796	3,366
Other, net	2,216	4,206
Changes in working capital, which provided (used) cash
Settlement processing	(11,644)	311
Other, net	898	874

Net cash provided by operating activities	65,086	54,975

Cash flows from investing activities:
Capital expenditures	(14,795)	(9,668)
Net business development activities	(12,286)	(61,460)

Net cash used in investing activities	(27,081)	(71,128)

Cash flows from financing activities:
Net repayments on line of credit	(17,000)	—
Net (repayments) borrowings on line of credit with related party	(26,969)	61,203
Principal payments under capital leases and other notes	(8,892)	(904)
Net stock issued to employees under stock plans and dividends	9,688	(814)
Distributions to minority interests	(5,043)	(4,291)

Net cash (used in) provided by financing activities	(48,216)	55,194

Effect of exchange rate changes on cash	7,006	2,702

(Decrease) increase in cash and cash equivalents	(3,205)	41,743
Cash and cash equivalents, beginning of period	34,472	38,010

Cash and cash equivalents, end of period	$31,267	$79,753

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

Three Months Ending November 30,	2004	2003
	GAAP	Normalized	Restructuring(1)	GAAP
Revenue	$188,549	$148,447	$—	$148,447

Operating expenses:
Cost of service	79,350	67,274	—	67,274
Sales, general and administrative	68,421	51,947	—	51,947
Restructuring	—	—	3,123	3,123

	147,771	119,221	3,123	122,344

Operating income	40,778	29,226	(3,123)	26,103

Other income/(expense)
Interest and other income	397	429	—	429
Interest and other expense	(1,835)	(1,059)	—	(1,059)
Minority interest in earnings	(1,915)	(1,716)	—	(1,716)

	(3,353)	(2,346)	—	(2,346)

Income before income taxes	37,425	26,880	(3,123)	23,757
Provision for income taxes	13,847	10,053	(1,168)	8,885

Net income	$23,578	$16,827	$(1,955)	$14,872

Basic shares	38,481	37,466	—	37,466
Basic earnings per share	$0.61	$0.45	$(0.05)	$0.40

Diluted shares	39,801	38,861	—	38,861
Diluted earnings per share	$0.59	$0.43	$(0.05)	$0.38

(1)	Primarily relating to severance and facilities due to redundant activities and facility closures, as well as the related income tax benefit using the company’s effective tax rate.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

Six Months Ending November 30,	2004	2003
	GAAP	Normalized	Restructuring(1)	GAAP
Revenue	$381,140	$284,911	$—	$284,911

Operating expenses:
Cost of service	159,790	129,436	—	129,436
Sales, general and administrative	138,958	97,488	—	97,488
Restructuring	—	—	4,703	4,703

	298,748	226,924	4,703	231,627

Operating income	82,392	57,987	(4,703)	53,284

Other income/(expense)
Interest and other income	716	753	—	753
Interest and other expense	(3,477)	(1,635)	—	(1,635)
Minority interest in earnings	(3,796)	(3,366)	—	(3,366)

	(6,557)	(4,248)	—	(4,248)

Income before income taxes	75,835	53,739	(4,703)	49,036
Provision for income taxes	28,059	20,098	(1,759)	18,339

Net income	$47,776	$33,641	$(2,944)	$30,697

Basic shares	38,321	37,304	—	37,304
Basic earnings per share	$1.25	$0.90	$(0.08)	$0.82

Diluted shares	39,552	38,585	—	38,585
Diluted earnings per share	$1.21	$0.87	$(0.07)	$0.80

(1)	Primarily relating to severance and facilities due to redundant activities and facility closures, as well as the related income tax benefit using the company’s effective tax rate.